ACCH                                                          REFERRAL CONTRACT

THIS REFERRAL CONTRACT ("Agreement") is made as of this 14th day November, 1996, by and between Community Bank ("BANK"), a corporation and Auto Credit Clearinghouse L.P. ("ACCH"), a limited partnership.

                                   WITNESSETH:

WHEREAS, ACCH engages in the business of purchasing, securitizing and servicing non-prime motor vehicle retail installment contracts originated by automobile dealers and/or BANKS;

WHEREAS, BANK receives credit applications of borrowers from automobile dealers and makes loans to approved borrowers but generally does not finance non-prime motor vehicle retail installment contracts;

WHEREAS, BANK desires to refer to ACCH motor vehicle credit applications that it declines (and introduce ACCH to those Dealers in their trading area for whom BANK provides consumer financing in exchange for a fee based on the number of loans made by ACCH with respect to the credit applications and Dealers BANK refers or introduces to ACCH; and

WHEREAS, ACCH desires to receive such referrals and introductions and to pay such fee, all on the terms and conditions provided herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto1 intending legally to be bound, hereby agree as follows:

Section 1.                 Definitions.

         The following terms used in this Agreement shall have the meanings set forth in this Section:

         "Affiliate" of a specified person means any other person who (i) directly or indirectly controls, is controlled by, or is under common control with, such specified person; (ii) owns or controls either ten percent (10%) or more of the outstanding voting stock or other voting equity or beneficial interests of such specified person or twenty percent (20%) or more of the value of the total outstanding stock or other equity securities of such specified person determined on a fully diluted basis; (iii) is an officer, director, general partner, trustee, manager, administrator, representative or agent of such specified person; or (iv) is an officer, director, trustee, manager, administrator, representative or agent or owns or controls ten percent (10%) or more of the outstanding voting interests of such other person described in clause (i), (ii) or (iii) of this sentence, except that neither BANK (or any of its Affiliates) nor ACCH (or any of its Affiliates) shall be considered an Affiliate of such other party (or the Affiliates of such other party). For purposes of the preceding sentence, "control" of a person means possession, directly or indirectly (through one or more intermediaries), of the power to direct or cause the direction of management and policies of such person through ownership of voting securities (or other ownership interests), contract voting trust or otherwise.,

         "Application" means either a ACCH Auto Application or BANK Application. "Applications means both ACCH Applications and BANK Applications.

         "Business Day" means any day other than Saturday, Sunday or any other day on which national banking associations in the State of Florida or California generally are closed for commercial banking business.

         "C Applications" means those BANK Applications that BANK declines to accept and or fund.

         "BANK Application" means a loan or lease application by a potential purchaser (or lessee) of a Motor Vehicle that is submitted to BANK by a Dealer for financing of such Motor Vehicle.

         "Dealer" means any Motor Vehicle dealer in California or in such other states as the parties hereto may mutually agree, from whom, as of the date hereof BANK, purchases Motor Vehicle retail installment contracts or receives customer credit applications.

         "Direct Referral" means any loan which is actually made and funded by ACCH with respect to which a BANK Application was received by BANK (and not funded by the Bank) and referred to ACCH for such loan.

         "GAAP" means generally accepted accounting principles, conventions, rules and procedures in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or any successor organization) that are applicable to the circumstances as of the date of determination.

         "Governmental Authority" means any foreign, federal, state or local government, political subdivision or governmental or regulatory authority, agency, board, commission, instrumentality or court or quasi-governmental authority.

         "Implementation Period" means the first 180 days after the date hereof.

         "National Auto Application" means a loan or lease application by a potential purchaser (or lessee) of a Motor Vehicle that is submitted directly to ACCH by a Dealer for financing of such Motor Vehicle.

         "Imputed Referral" means (i) any loan which is actually made and funded by ACCH to which a National Auto Application for such loan was received by BANK and referred to ACCH and (ii) any other loan (other than loans attributable to BANK Applications) sold or refinanced by a Dealer to ACCH.

         "Law" or "Laws" means any or all federal, state or local statutes, laws, codes, ordinances, judicial decisions, proclamations, interpretive releases, regulations, published requirements, orders, judgments, decrees and rules of any Governmental Authority, in each case as amended and in effect from time to time.

         "Licenses" means all material licenses, permits and other authorizations issued by any Governmental Authority to ACCH which are used or useful in the ACCH Program.

         "Material Adverse Effect" means, with respect to a particular Person, a material adverse change, effect or development (or any change, effect or development that could reasonably likely have a material adverse effect) on the assets, business, revenues, expenses, operations, condition (financial or otherwise), or prospects or ability to perform under or with respect to the material contracts (including, for the parties hereto, this Agreement) of the specified Person.

         "Motor Vehicle" means any automobile, sport utility vehicle or light duty truck.

         "Person" means an individual, corporation, association, partnership, joint venture, trust, estate, limited liability company, limited liability partnership, Governmental Authority or other entity or organization.

         "Referral" means any Imputed Referral or Direct Referral.

         "ACCH Program" means the program of ACCH by which ACCH or any of its Affiliates solicits and evaluates Applications and provides (or causes to be provided) financing; constituting Referrals hereunder, to Dealers and their customers for the purchase or lease of motor vehicles, and the marketing, training and other activities described herein related to such financing.

Section 2.                 Referrals.

         Subject to the terms and conditions set forth in this Agreement, (a) BANK (i) shall refer to ACCH all C Applications, which by their terms may be so referred and (ii) may, in its sole discretion, refer any other BANK Application that it declines, and (b) ACCH shall pay to BANK the sum of $125 if amount financed is below $10,000 or 1.5% of amount financed if amount financed is $10,000 or higher for each Referral made which is actually closed and funded by ACCH. Notwithstanding anything to the contrary set forth in this Agreement, ACCH may in its sole and absolute discretion choose not to accept any particular Referral, and nothing in this Agreement shall be construed to impose any funding requirement on ACCH.

Section 3.                 No Indirect Financing.

         The parties hereto intend that all loans made and purchased with respect to a Referral shall be made by ACCH and purchased directly by ACCH from the Dealers or the Dealers' customers, as the case may be, and shall not be refinanced or purchased from BANK or any of its Affiliates, nor shall such loans in any way be characterized as being refinanced or purchased from BANK or any of its Affiliates.

Section 4.                 No Recourse.

         All Referrals, and any loans made and purchased by ACCH, and any of its Affiliates, shall be without recourse to BANK or any of its Affiliates, and BANK and its Affiliates shall not have any obligation or liability that is in any way related to such Referrals, loans; provided, however, that the parties hereto shall be liable to each other for breach of their respective representations, warranties, covenants and indemnities under the terms of this Agreement; provided, further, that the obligations of BANK under this Agreement shall not constitute recourse to BANK for the credit risk of any loan made or purchased by ACCH or any Affiliate of ACCH.

Section 5.                 Representations and Warranties of ACCH.
         ACCH represents and warrants to BANK as follows:

         A. Organization and Standing. ACCH is a limited partnership duly organized, validly existing and in good standing under the laws of the State of California and is duly qualified in each jurisdiction where the conduct of the ACCH Program requires such qualification.

         B. Authorization and Binding Obligation. ACCH has full power and authority to execute and deliver this Agreement and to perform and comply with all terms, covenants and conditions to be performed and complied with by ACCH hereunder. The execution, delivery and performance of this Agreement by ACCH has been duly and validly authorized by all necessary action on the part of ACCH. This Agreement has been duly and validly executed and delivered by ACCH and constitutes a legal, valid and binding agreement of ACCH enforceable against ACCH in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and related court decisions of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

         C.  Consents and Approvals; No Violation.


             (i) There is no requirement applicable to ACCH that has not been previously satisfied without qualification to make any filing with, or to obtain any permit, authorization, consent or approval of, any Governmental Authority or other Person (A) in connection with the ACCH Program or (B) to maintain the continuing validity and effectiveness of (and to prevent any default under or violation of) any License from and after the date hereof.

             (ii) The execution, delivery and performance of this Agreement by
                  ACCH will not (A) violate, conflict with or result in any breach of any provision of the organizational documents of ACCH, (B) violate, conflict with or result in a breach or default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, deed of trust, agreement, indenture, lease or other instrument or obligation to which ACCH is a party or by which any of its assets may be bound, or(C)violate or conflict with, in any material respect, any Law, order, writ, injunction, rule or decree applicable to ACCH or any of is assets.

         D. Governmental Authorizations. All authorizations, consents, orders and approvals of, or other action by, any Governmental Authority that are required to be obtained by ACCH, and all notices to and filing with any Governmental Authority that are required to be made by ACCH, including in the case of each of the foregoing those pertaining to the ACCH Program and the execution of this Agreement, have been obtained or made and are in full force and effect, except where the failure to obtain or to make any such authorization, consent, order, approval, notice or filing, individually or in the aggregate for all such failures, would have a reasonable likelihood of having a Material Adverse Effect on ACCH. ACCH is the authorized legal holder of the Licenses, none of which is subject to any restriction or condition which could materially adversely affect the ACCH Program. The Licenses are valid for the full term thereof, are in good standing and full force and effect and are not subject to any liens, encumbrances, charges or other claims. ACCH has not engaged, and does not engage, in any activity which could cause the revocation or suspension of any License.

         E. Compliance with Laws. The operations of the ACCH Program are in compliance in all respects with all Licenses and all applicable Laws, except to the extent that any such non-compliance, individually or in the aggregate, could not have a Material Adverse Effect on ACCH or the ACCH Program.

         F.  Litigator.  Except in the ordinary course of the recovery of obligations of third parties to ACCH, no action, suit, litigation, arbitration, dispute, proceeding, governmental investigation or governmental audit is pending against, or to the knowledge of ACCH is threatened against, ACCH or any of its assets or businesses that is reasonably likely to have a material adverse effect on the obligations contemplated by this Agreement, and to the knowledge of ACCH, there is no basis therefore.

Section 6.   Representations and Warranties of BANK.
         BANK represents and warrants to ACCH as follows:

         A. Organization and Standing. BANK is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

         B. Authorization and Binding Obligation. BANK has full corporate power and authority to execute and deliver this Agreement and to perform and comply with all terms, covenants and conditions to be performed and complied with by it hereunder. The execution, delivery and performance of this Agreement by BANK have been duly and validly authorized by all necessary corporate action on the part of BANK. This Agreement has been duly and validly executed and delivered by BANK and constitutes a legal, valid and binding agreement of BANK, enforceable against BANK in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and related court decisions of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

Section 7.   Covenants of ACCH.
         So long as this Agreement remains in effect, ACCH shall perform and comply with the covenants contained in this Section.

         A. Payment. Each month, ACCH shall pay to BANK the sum of $126.00 if amount financed is below $10,000 or 1.5% of amount financed if amount financed is $10,000 or higher for each Referral which is actually closed and funded during the previous month.

         B. Training. ACCH shall provide initial and on-going training to BANK sales representatives with respect to the marketing of the ACCH Program.

         C. Reports. ACCH shall maintain true and complete books and records of account in accordance with GAAP and shall comply with the following delivery and notice requirements:

             (i) ACCH shall maintain and implement, or cause to be maintained maintained and implemented, administrative and operating procedures (including records evidencing its loans and all Applications reviewed by it) and shall keep and maintain, or cause to be kept and maintained, all documents, books, records and other information which, in the reasonable determination of BANK, are necessary or advisable to monitor the results of the ACCH Program. BANK shall maintain or cause to be maintained at all times, accurate and complete books, records and accounts relating to the ACCH Program, including all loans, Applications and Referrals in which timely entries shall be made.

             (ii) Each week, ACCH shall furnish to BANK (a) the number of BANK of BANK Applications delivered to ACCH, (b) the number of BANK Applications approved by ACCH, (c) the number of Direct Referrals, (d) the number of Imputed Referrals, (e) the number and names of motor vehicles dealers who have become Dealers during the previous week and (f) such other information as BANK may reasonably request.

             (iii) As soon as possible and in any event within five Business
                   Days after an executive officer, member or partner of ACCH has knowledge thereof, ACCH shall give BANK written notice of (a) any litigation, investigation or proceeding pending or to the best knowledge of ACCH, threatened by or against ACCH or any Affiliate in connection with or related to the ACCH Program at law or in equity, or before any Governmental Authority; (b) any judgment, settlement or other final disposition with respect to any such previously disclosed litigation, investigation or proceeding; and (c) of any action or event constituting an event of default or violation of any License or material contract to which either ACCH or any Affiliate of either is a party or by which any of them is bound, or any investigation, assertion, claim or challenge relating thereto.

             (iv) ACCH will keep its principal place of business and the the offices where it keeps all records described in this
                   Section 7(c) at the address given in Section 13(B).

         D. Information and Inspection. ACCH shall furnish to BANK from time to time, upon written request, such reasonable information requested by BANK pertaining to any covenant, provision or condition hereof. At all reasonable times, ACCH shall permit any authorized representatives designated by BANK to visit and inspect, conduct accounting reviews of, any of the properties of ACCH and their books and records (including those pertaining to the ACCH Program), and to take abstracts therefrom and make copies thereof, and to discuss ACCH's affairs, finances and accounts with the management, employees and independent accountants of ACCH, provided, however, that neither BANK nor any of its representatives shall conduct any such inspection more than semi-annually.


         E. Compliance with Laws. ACCH shall comply in all respects with all Licenses and all applicable Laws (including, without limitation, all applicable commercial consumer Laws), except to the extent that any such non-compliance, individually or in the aggregate, could not have a Material Adverse Effect on ACCH.

         F. Regulatory Compliance. If BANK reasonably determines that, by reason of any future federal or state rule, regulation, guideline, order, interpretive release, ruling, request, or directive (having the force of law and where the failure to comply therewith would be unlawful) (collectively, a "Regulatory Requirement"), it is effectively restricted or prohibited from performing its obligations or exercising its rights hereunder, ACCH shall take such action as may be deemed reasonably necessary by BANK to permit ACCH to comply with such Regulatory Requirement or ACCH shall be entitled to terminate this Agreement by sending written notice to BANK.

         G. Performance and Compliance with Referrals, Receivables and Applications. ACCH will, at its expense, timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under this Agreement, the Applications, the Referrals and all contracts with respect to which it is a party related to the Referrals, the breach of which provisions, covenants or promises would have a reasonable likelihood of having a Material Adverse Effect on ACCH.

         H. Accuracy of Information. All written information furnished on and after the date hereof by ACCH to BANK pursuant to or in connection with this Agreement or any transaction contemplated herein shall not contain any untrue statement of a material fact or omit to state material facts necessary to make the statements made and other information provided not misleading, in each case on the date such statement was made and in light of the circumstances under which such statements were made or such information was furnished.

         I. Other Information. Promptly from time to time ACCH shall provide BANK (a) such other information, documents, records or reports respecting the Applications, Referrals and the ACCH Program or (b) such other available information respecting the condition or operation of ACCH in each case as BANK may from time to time reasonably request in order to protect its interests under or as contemplated by this Agreement.

         J. Exclusivity. Whereas, ACCH agrees to a one year exclusive territory right to BANK. Territory boundary is defined as all dealers within a two hundred mile radius of Pasadena, California.

Section 8.   Covenants of BANK.


         So long as this Agreement remains in effect, BANK shall perform and comply with the covenants contained in this Section.

         A.  Referral of Applications.  BANK:

             (i) shall refer to ACCH all "C" Applications as previously defined, which by their terms may be so referred.

             (ii) may, in its sole discretion, refer any other BANK
                  Applications that BANK has declined.

         B. Marketing. BANK shall market the ACCH Program as part of its general marketing efforts to Motor Vehicle dealers.

         C. Records and Reports. BANK shall maintain complete and accurate records of all applications received and all applications referred to ACCH. BANK will, upon request by ACCH, promptly furnish a copy of such records. BANK shall furnish to ACCH such information concerning dealer's financial and business affairs as ACCH may request.

Section 9.   Joint Covenants of SANK and ACCH.
         So long as this Agreement remains in effect, BANK and ACCH shall use their best efforts to cooperate in performing and complying with the covenants contained in this Section.

         A. BANK and ACCH shall determine a plan for phased implementation of the ACCH Program during the Implementation Period, including without limitation, the introduction of the ACCH Program in each office, branch, center and Affiliate of BANK.

         B. BANK and ACCH shall determine the order of priority of Dealers to whom BANK sales representatives should be introduced.

         C. BANK and ACCH shall develop incentive programs, special promotions and related sales and marketing devices, as appropriate, relating to the ACCH Program.

         D. BANK and ACCH shall develop and publish specific guidelines, policies and procedures, as appropriate, governing the operation of the ACCH Program.

         E. BANK and ACCH shall approve changes, as appropriate, to published guidelines, policies and procedures governing the operation of the ACCH Program.

         F. The parties hereto acknowledge that they have had, and may in the future have, access to certain confidential and proprietary written information of the other in connection with or related to the ACCH

             Program, and such information constitutes valuable, special and unique property of the parties and shall be deemed to be confidential. This written information may only be used in the provision of services under this Agreement. The parties hereto agree that they will not, for any reason or purpose whatsoever, use or allow to be used any such written information or reveal or disclose any such written information to any Person other than the parties hereto and those agents, employees and representatives thereof to the extent that access to such written information is necessary for a particular agent, employee and representative to perform such functions contemplated by this Agreement (who shall also agree not to disclose such written information except as permitted by this Section 9F, except (i) as expressly consented to by all of the other parties, (ii) as required by Law, or (iii) is or becomes generally available to the public under circumstances which do not involve a breach of the terms hereof. Without limiting the generality of the foregoing provisions of this Section 9F, no party hereto shall issue a press release or make other public (or private) disclosure regarding the ACCH Program, without the written consent of the other parties hereto.

Section 10.  Termination of Agreement.

         A. Termination. The term (the "Term") of this Agreement shall be for an initial period of three years from the date hereof, renewable by ACCH with the written consent of BANK on or before each anniversary of the date hereof for additional one year terms thereafter, except that this Agreement shall be terminated prior thereto upon the happening of any of the following events:

             (i)   at any time by mutual written consent of BANK and ACCH;

             (ii) by BANK, if ACCH is in default, breach or noncompliance in any respect of its representations, warranties, covenants or agreements under this Agreement and ACCH fails to cure such default, breach or noncompliance after the expiration of thirty days after written notice is received by ACCH from BANK;

             (iii) by ACCH if BANK is in default, breach or noncompliance in any respect of its representations, warranties, covenants or agreements under this Agreement and BANK fails to cure such default, breach or noncompliance after the expiration of thirty days after written notice is received by BANK from ACCH;

             (iv) if either party makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts when due, or if any liquidation, dissolution, bankruptcy, reorganization, insolvency, or other proceeding for the relief of financially distressed debtors is commenced by or against such party, or a receiver, liquidator, custodian or trustee is appointed for such party or a substantial part of such party's assets (but if any of the foregoing occurs involuntarily, dissolution shall not occur unless the same is not dismissed, stayed or discharged within ninety (90) days, or if an offer for relief is entered against such party under Title 11 of the United States Code;

             (v) if ACCH determines that, by reason of any Regulatory Requirement, it is effectively restricted or prohibited from performing its obligations or exercising its rights hereunder, following BANK's exercise of its best efforts to overcome such Regulatory Requirement.

         B.  Procedure and Effect of Termination.

             (i) In the event of termination of this Agreement by either or both of BANK and/or ACCH pursuant to Section 10A (except for termination as a result of the expiration of the Term, in which case this Agreement shall terminate without any further action), prompt written notice thereof shall forthwith be given to the other party and this Agreement shall terminate without further action by either party hereto; provided, however, that the obligations of ACCH (a) to make payments for Referrals made during the previous month as required by
                   Section 7A and B to make such reports regarding the previous month as required by Section 7C shall survive. If this Agreement is terminated as provided in Section 10A, all written information received by a party hereto with respect to the business of the other party or its Affiliates or divisions (other than information which is a matter of public knowledge at the time of disclosure to the other party or which has been disclosed to the general public by mutual agreement of the parties or which is required to be filed as public information with any Governmental Authority) shall not at any time be used for the advantage of, or disclosed to third parties by, such party for any reason whatsoever.

             (ii) Notwithstanding anything to the contrary in this Agreement, if either party is in default. breach or noncompliance in any material respect of its representations, notice, warranties, covenants or agreements under this Agreement (and such party fails to cure such default, breach or noncompliance within the cure period set forth in Section 10A), then and in that event, the other party shall have the right to seek all remedies available to it as provided hereunder or at law or equity.

             (iii) In addition to such continuing obligations described above in this Section 10B, the termination of this Agreement shall not discharge any party hereto from any obligation which it owes to the other parties immediately prior to or as a result of such termination.

Section 11.  Indemnification.
         ACCH shall indemnity and hold harmless BANK, each of its successors and all officers, directors, shareholders, employees and agents of BANK and its Affiliates from and against any loss, liability, expense, claim, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of ACCH pursuant to this Agreement arising out of or based on the arrangement created by this Agreement and the activities of any such Persons taken pursuant thereto, including any judgment, award, settlement, reasonable attorneys' fees and other costs or expense incurred in connection with the defense of any actual or threatened action, proceeding or claim or if any party to a Referral of a C Application by BANK alleges any actual or threatened action, proceeding or claim against BANK alleging that the execution of this Agreement as of the date first above written is in violation of any state or federal statutes, laws or regulations affecting the validity of this Agreement; provided, however, that no indemnification shall be required under this Section 11 if such acts, omissions or alleged acts or omissions constitute violations of Law, fraud, gross negligence or willful misconduct by BANK or its Affiliates; and provided, further, that no indemnification shall be required for any liabilities, cost or expense of BANK and its Affiliates with respect to any federal, state or local income or franchise taxes (or any interest or penalties with respect thereto) required to be paid by BANK or any of its Affiliates in connection herewith to any taxing authority. Any indemnification under this
         Section 11 shall survive the termination of this Agreement.

Section 12.  Assignment.
         This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by BANK without the prior written consent of ACCH. ACCH shall be entitled to assign this Agreement without the consent of BANK Any attempted assignment by BANK without the prior written consent of ACCH shall be null and void.

Section 13.  Miscellaneous.

         A. Entire Agreement. This Agreement embodies the entire agreement and understanding of the panties hereto in respect of the subject matters hereof. This Agreement supersedes all prior negotiations, agreements and understandings between the parties with respect to the subject matters hereof and all letters of intent and other writings relating to such negotiations, agreements and understandings.

         B. Notices. Any notice, demand or request required or permitted to be given under the provisions of this Agreement shall be in writing and delivered personally, by facsimile, reputable overnight courier service or by registered or certifIed mail to the following addresses, or to such other address as any party may request by notifying the other parties hereto:

         TO BANK:         Deborah G. Gallagher
                          First Vice President
                          Community Bank
                          17700 Castleton St., #300, City of Industry, CA  91748
               Telephone: (818)  935-1781
               Facsimile: (818)  935-1785

         TO ACCH:         _____________________________

                          _____________________________

                          _____________________________

               Telephone: _____________________________

               Facsimile: _____________________________

         C. Waiver. The failure of any party at any time to insist upon strict performance of any promise, agreement, or understanding set forth in this Agreement shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of the same or any other promise, agreement, or understanding at a future time.

         D. Covenant of Further Assurances. Each party shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purposes of this Agreement.

         E. Rights of Third Parties. Nothing herein shall be construed to be to the benefit of or enforceable by any Person other than the parties hereto.

         F. Waiver of Trial by Jury. To the maximum extent permitted by law, the parties hereby waive any right that they may have to a trial by jury of any dispute (whether a claim in tort, contract, equity or otherwise) arising under or relating to this Agreement, and agree that any such dispute shall be tried before a judge sitting without a jury.

         G. Damages. The extent of any liability under this Agreement to the the Bank should not exceed the amount of the consideration and referral fees received by the Bank under this Agreement. Furthermore, incidental, consequential, and punitive damages should be prohibited, provided that incidental, consequential and punitive damages will not be prohibited hereunder arising from violations of fraud, law, gross negligence or willful misconduct of the Bank as determined by a court of competent jurisdiction.

         H. Legal Fees and Expenses. Should any of the parties hereto institute any action or proceeding in court to enforce any provision hereof or for damages by reason of any alleged breach of any provision of this Agreement or for any other judicial remedy, the prevailing party shall be entitled to receive from the losing party all reasonable attorneys' fees and all court costs in connection with said proceeding. Except as otherwise expressly provided in this Agreement each party will bear its respective expenses incurred in connection with the preparation, execution, and performance thereby, including all fees and expenses of agents, representatives, counsel and accountants.

         I. Severability. If any provision of this Agreement or its application to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

         J. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO ITS LAWS PERTAINING TO CONFLICTS OF LAW) AS TO ALL MATTERS, INCLUDING BUT NOT LIMITED TO MATTERS OR VALIDITY, CONSTRUCTION, EFFECT, PERFORMANCE AND REMEDIES. EACH OF THE PARTIES HERETO AGREES THAT (A) THIS AGREEMENT INVOLVES AT LEAST $100,000 AND (B) THIS AGREEMENT HAS BEEN ENTERED INTO BY THE PARTIES HERETO IN EXPRESS RELIANCE UPON 6 DEL. C
             SECTION 2708.

         K. Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of BANK and ACCH.

         L. Headings. The headings are for convenience only and shall not affect the meaning or construction of this Agreement.

         M. Counterparts. This Agreement may be executed in counterparts, each of which, when so executed, shall be deemed an original, and all such counterparts together shall constitute one and the same instrument.

         N. No Partnership. The parties hereto do not intend by this Agreement to create a joint venture, partnership or other entity or any agency or representative relationship between or among the parties, and no party hereto shall make any representations

             (written or otherwise) that implies or suggests that any such relationship exists.

         O. Arbitration. The parties hereto agree that they will attempt through good faith negotiation to resolve their disputes. The term "disputes" includes, without limitation, any disagreements between the parties pertaining to this agreement. If the parties hereto are unable to resolve their disputes by negotiation, the parties hereto agree to resolve their disputes by Arbitration. Either party may commence Arbitration by sending a written Demand For Arbitration to J.A.M.S. Endispute ("JAMS") or to the American Arbitration Association ("AAA") by registered or certified mail to the other party and to

             JAMS or AAA, as Arbitrator. The Demand For Arbitration must contain a description of the dispute, the amount involved, and the remedy sought. The Arbitrator must be an individual possessing a current valid California State Bar license and must be experienced in automobile finance matters. The Arbitrator shall be selected by agreement of the parties from lists supplied by JAMS or AAA. If the parties hereto are unable to agree, JAMS or AAA will provide the names of three (3) qualified Arbitrators, and each party shall strike one (1) name. The remaining Arbitrator shall serve as the Arbitrator in the Arbitration proceedings. The Arbitration shall be conducted in Los Angeles County in accordance with the Rules promulgated by JAMS or AAA. Pursuant to California Code of Civil Procedure Section 1283.1(b), the provisions of California Code of Civil Procedure Section 1283.05 are incorporated into the Arbitration. Further, the Arbitration shall be conducted with the widest rights of discovery as provided in the California Code of Civil Procedure by all parties, and each party shall have the right to cross-examine the opposing party's witnesses, either through legal counsel, expert witnesses or both. As part of the Arbitrator's decision, the Arbitrator shall allocate the costs of Arbitration, including fees of attorneys and experts as he or she deems fair and equitable in light of all relevant circumstances, including the costs of in-house legal services provided on behalf of the Bank. The decision of the Arbitrator shall be final, binding and conclusive on all parties. The only ground for appeal shall be that the Arbitrator committed an error or errors of law and those grounds set forth in California Code of Civil Procedure Section 1286.2.

                        WAIVER OF STATUTE OF LIMITATIONS

             ARBITRATION MUST BE INITIATED WITHIN ONE (1) YEAR AFTER EITHER PARTY' KNOWS OR SHOULD HAVE KNOWN THAT THE CLAIMED DISPUTE OCCURRED. FAILURE OF EITHER PARTY TO INITIATE ARBITRATION WITHIN ONE (1) YEAR CONSTITUTES AN ABSOLUTE BAR TO THE INSTITUTION OF ANY NEW PROCEEDINGS. IN LIMITING INITIATION OF ARBITRATION TO ONE (1)

             YEAR, THE PARTIES SPECIFICALLY WAIVE AND GIVE UP THEIR RESPECTIVE RIGHTS UNDER THE CALIFORNIA CODE OF CIVIL PROCEDURE, CALIFORNIA COMMERCIAL CODE AND ANY OTHER LAW WHICH MAY ALLOW A GREATER AMOUNT OF TIME WIThIN WHICH TO BRING AN ACTION UNDER THIS AGREEMENT.

                              WAIVER OF JURY TRIAL

             NOTICE: BY SIGNING IN THE SPACE PROVIDED BELOW, THE PARTIES ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF ANY OF THE MATTERS REFERENCED ABOVE DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND THE PARTIES ARE GIVING UP ANY RIGHTS THE PARTIES MIGHT POSSESS TO HAVE ANY DISPUTE LITIGATED IN A COURT OR JURY TRIAL, BY SIGNING IN THE SPACE BELOW, THE PARTIES ARE GIVING UP THEIR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFiCALLY INCLUDED HEREIN. IF THE PARTIES REFUSE TO SUBMIT TO ARBITRATION AFTER EXECUTING THIS AGREEMENT, THE PARTIES MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE

             CALIFORNIA CODE OF CIVIL PROCEDURE. IT IS HEREBY UNDERSTOOD AND AGREED THAT THE EXECUTION OF THIS AGREEMENT BY THE PARTIES HERETO IS VOLUNTARY.

             WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT ANY DISPUTES ARISING OUT OF THE MATTERS INCLUDED HEREIN TO NEUTRAL

             ARBITRATION AS PROVIDED ABOVE.

         P. Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

         Q. Further Assurances. The parties agree (a) to furnish upon request to each other such further information (b) to execute and deliver to each other such other documents and (c) to do such other acts and things, all as any other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in each of such agreements.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers as of the date first above written.

         COMMUNITY BANK

               By:         /s/ John C. Getzelman
                   ------------------------------------------

             Name:        John C. Getzelman
                   ------------------------------------------

            Title:        President & Chief Executive Officer
                   ------------------------------------------



         AUTO CREDIT CLEARINGHOUSE L.P.

               By:        /s/ Bill Magro
                   ------------------------------------------

             Name:        Bill Magro
                   ------------------------------------------

            Title:        Executive Vice President
                   ------------------------------------------